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                                                                     Exhibit 8.1

                   (Letterhead of Weil, Gotshal & Manges LLP)

May 8, 2007

Taiwan Semiconductor Manufacturing Company Limited
No. 8, Li-Hsin Road 6
Hsinchu Science Park
Hsinchu, Taiwan

Ladies and Gentlemen:

     We have acted as United States counsel to Taiwan Semiconductor Manufacturing Company Limited (the "Company") in connection with the offer of American Depositary Shares as described in the Registration Statement on Form F-3 (the "Registration Statement") filed by the Company on the date hereof.

     In formulating our opinion, we have examined such documents as we have deemed appropriate and we have made such inquiries of officers and representatives of the Company as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.

     Based on the foregoing, we are of the opinion that the statements in the Registration Statement under the caption "Taxation -- United States Federal Income Taxation," including those incorporated by reference from the annual report on Form 20-F for the year ended December 31, 2006, under the caption "Taxation -- United States Federal Income Taxation", insofar as they constitute statements of United States federal income tax laws or conclusions with respect thereto, and subject to the limitations set forth therein, are accurate in all material respects.

     The opinion expressed herein is limited to the federal income tax laws of the United States as in effect on the date hereof (any of which is subject to change, possibly with retroactive effect), and we express no opinion on the effect on the matters covered by this opinion of the laws of any other jurisdiction.

     We hereby consent to the reference to us under the heading "Validity of Securities" and the use of our name and the filing of this letter as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                            Very truly yours,


                                            /s/ Weil, Gotshal & Manges